SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2003

WEST MARINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On January 14, 2003, West Marine Products, Inc., a subsidiary of West Marine, Inc., acquired the retail stores, catalog and wholesale operations of Boat America Corporation for $72 million in cash plus the assumption of approximately $10 million in liabilities. The acquisition of Boat America Corporation’s retail operations added 62 store locations, as well as Boat America Corporation’s catalog and wholesale sales channels, to West Marine’s current operations. Under the terms of the agreement, West Marine will promote services offered by Boat America Corporation and memberships in the Boat Owners Association of the United States (an affiliate of Boat America Corporation which was not acquired) at each of its stores, while Boat America Corporation and the Boat Owners Association will exclusively promote West Marine’s boating equipment to Boat Owners Association members. There are no other material relationships between West Marine and either Boat America Corporation or the Boat Owners Association or any of their respective affiliates, or between any director or officer of West Marine (or any associate of any such director or officer) and Boat America Corporation or the Boat Owners Association.

West Marine financed the acquisition of Boat America Corporation’s retail, catalog and wholesale operations with funds from a new $185 million credit agreement among West Marine’s finance subsidiary, Wells Fargo Bank and Union Bank of California. This new credit facility replaced West Marine’s existing $100 million credit facility, and is guaranteed by West Marine and its subsidiaries and secured by a security interest in substantially all of the assets of West Marine and its subsidiaries.

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Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

West Marine has not filed with this initial report the financial statements required by this Item 7 in connection with the acquisition of Boat America Corporation’s retail, catalog and wholesale operations. West Marine will file by amendment the required financial statements on or before March 28, 2003.

(b) Pro forma financial information

West Marine has not filed with this initial report the pro forma financial information required by this Item 7 in connection with the acquisition of Boat America Corporation’s retail, catalog and wholesale operations. West Marine will file by amendment the required pro forma financial information on or before March 28, 2003.

(c) Exhibits

2.1	Asset Purchase Agreement, dated as of January 14, 2003, by and between Boat America Corporation and West Marine Products, Inc.

10.1
Credit Agreement, dated as of January 14, 2003, by and among West Marine Finance Company, Inc., as Borrower, the Lenders Named Therein, Wells Fargo Bank, National Association, as Administrative Agent and Arranger, and Union Bank of California, N.A., as Syndication Agent.

10.2	Guaranty Agreement, dated as of January 14, 2003, by and among each of the Guarantors Named Therein in favor of Wells Fargo Bank, National Association, as Administrative Agent.

10.3	Security Agreement, dated as of January 14, 2003, by and among West Marine Finance Company, Inc., the Grantors Named Therein and Wells Fargo Bank, National Association, as Administrative Agent.

10.4
Security Agreement (Intellectual Property), dated as of January 14, 2003, by and among West Marine Finance Company, Inc., the Grantors Named Therein and Wells Fargo Bank, National Association, as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:	January 28, 2003	By:	/s/ Russell Solt
Russell Solt Executive Vice President and Chief Financial Officer